UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2017

ANDEAVOR LOGISTICS LP
(Exact name of registrant as specified in its charter)

Delaware	001-35143	27-4151603

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number, including area code)

Tesoro Logistics LP
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
Effective August 1, 2017, we amended our Certificate of Limited Partnership to change our name from “Tesoro Logistics LP” to “Andeavor Logistics LP”. Also effective August 1, 2017, we amended our First Amended and Restated Limited Partnership Agreement to reflect our change of name.
Conformed copies of our Certificate of Limited Partnership and our Amended and Restated Limited Partnership Agreement, updated to include all amendments through August 1, 2017, are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on 8-K, and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

3.1	Certificate of Limited Partnership of Andeavor Logistics LP, dated December 3, 2010, as amended

3.2	First Amended and Restated Limited Partnership Agreement of Andeavor Logistics LP, dated April 26, 2011, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2017

ANDEAVOR LOGISTICS LP

By:	Tesoro Logistics GP, LLC Its general partner

By:	/s/ BLANE W. PEERY
Blane W. Peery Vice President and Controller

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Limited Partnership of Andeavor Logistics LP, dated December 3, 2010, as amended

3.2	First Amended and Restated Limited Partnership Agreement of Andeavor Logistics LP, dated April 26, 2011, as amended